LOCK-UP AGREEMENT

July 30, 2009

Vystar Corporation
3235 Satellite Boulevard
Building 400, Suite 290
Duluth GA 30096

Ladies and Gentlemen:

The undersigned understands that Vystar Corporation, a Georgia corporation (the “Company”) has, at the request of the undersigned, agreed to register up to 250,000 shares of Company’s common stock owned by the undersigned (the “Resale Registration”).

In recognition of the benefits that the Resale Registration will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees with the Company that the undersigned will not directly or indirectly, offer, sell, contract to sell, transfer, grant any option to purchase, make any short sale or otherwise dispose of any Company common stock, par value $0.0001   during the period beginning from the date of effectiveness of the Company’s registration statement with respect to the Resale Registration (the “Registration Statement”) and continuing to and including the date 270 calendar days after such date (the “Lock-up Period”), except as provided below.

The following sales shall be allowed during the Lock-Up Period:  Any sales of Company common stock in one (1) business day that do not exceed 10,000 shares in the aggregate; provided, however, that in no event shall aggregate sales in any ninety (90) day period beginning on the Effective Date of the Registration Statement, and ending 270 calendar days from such date exceed 126,500 shares of Company common stock.  Notwithstanding the foregoing, the parties agree that there will be no such quantity restrictions on the resale by the undersigned of up to 250,000 shares of Company common stock pursuant to the Resale Registration.

The foregoing restrictions have been expressly agreed to preclude any short sale (whether or not against the box) or any purchase, sale or grant of any call right with respect to any Company common stock or with respect to any security (other than a broad-based market basket or index) that relates to or derives its value from the Company common stock.

After the expiration of the Lock-Up Period, the undersigned will no longer be subject to any restrictions set forth in this letter agreement; provided, however, that the undersigned acknowledges that its ability to transfer any Company common stock (including any securities convertible into or exercisable for such shares) will remain subject to any restrictions imposed by applicable securities laws.

Vystar Corporation
July 30, 2009

In furtherance of the foregoing and as an additional inducement to the Company’s registering for resale up to 250,000 shares of Company common stock owned by the undersigned, the undersigned represents and warrants that this letter agreement has been duly executed and delivered, and this Lock-Up Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The undersigned hereby agrees and consents to the entry of stop transfer instructions with Company’s transfer agent against the transfer of any Company common stock during the Lock-Up Period in violation of this letter agreement.

This letter agreement is irrevocable and will be binding on the undersigned and the respective successors and assigns of the undersigned.

This letter agreement shall become effective on the date of the public announcement of the effectiveness of the Resale Registration and terminate upon the expiration of the Lock-up Period.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without giving effect to its conflict of laws provisions).

Very truly yours,

/s/ Glen W. Smotherman
Glen W. Smotherman